UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2025

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Blvd., #400
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Effective as of March 21, 2025 (“Effective Date”), Jaspreet Mathur (the “Holder”), Chief Executive Officer, Chairman, and a greater than 10% shareholder in Limitless X Holdings Inc. (the “Company”) entered into a promissory note with the Company (the “Promissory Note”) in the amount of $500,000.00 plus accrued interest at the agreed upon rate of 12.5% fixed equaling the total sum of $562,500.00 (the “Full Balance”). The Company will pay Holder the Full Balance on or before the Maturity Date (defined herein below). The Maturity Date of the Promissory Note is (i) September 21, 2025 or (ii) the date on which the Company secures funding of at least $1 million in an offering, whichever comes first (the “Maturity Date”). Additionally, in consideration for Holder’s willingness to enter into the Promissory Note, the Company shall cause to be issued in the aggregate 225,000 shares of the Company’s common stock and 10,000 shares of the Company’s Class D Preferred Stock to the Holder within two business days (or a reasonable time) after the Effective Date. The issuance of restricted shares of the Company’s common stock and Class D Preferred Stock under the Promissory Note is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Holder is sophisticated and represented in writing that he is an accredited investor and acquired the securities for his own account for investment purposes. A legend will be placed on the stock certificates issued to Holder stating that the securities are “restricted securities” under Rule 144 of the Securities Act, have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Promissory Note provides that, following “Events of Default” (as defined in the Promissory Note attached at Exhibit 10.1), all sums of principal and interest on this Note shall be immediately due and payable. Upon any demand or Event of Default, Maker shall pay to Holder all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal costs incurred or paid by Holder on account of such collection, whether or not suit is instituted, plus default interest on any unpaid amount at a rate of 3% accruing monthly. After acceleration of the indebtedness evidenced by the Promissory Note, such indebtedness shall continue to bear interest at the rate set forth therein.

The foregoing is only a summary of the material terms of the Promissory Note and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Promissory Note is qualified in its entirety by reference to the forms of such agreement, which is filed as Exhibit 10.1 this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note dated March 21, 2025 between the Company and the Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date: March 24, 2025	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer